UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 21, 2009


                             SUN RIVER ENERGY, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

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

              Colorado                                  000-27485                               84-1491159
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------

               (Address of Principal Executive Offices) (Zip Code)


                                  (303)422-8127
                                  -------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On October 20, 2009, Mr. Joe Kelloff was appointed the Chief Operating Officer of Sun River Energy, Inc. ("the Company").

As part of Mr. Kelloff's appointment as the Chief Operating Officer of the Company, he has entered into a Consultant Engagement Agreement ("Engagement Agreement"), effective November 1, 2009. As part of the Engagement Agreement, Mr. Kelloff's services as Chief Operating Officer are engaged on a consultant basis, rather than an employment basis. In return for his services in the development and operations of the Company's oil and gas exploration projects, Mr. Kelloff will receive a cash fee of $8,333 per month. As part of the signing of the Engagement Agreement, Mr. Kelloff is to be issued 30,000 shares of the Company's restricted common stock upon the signing of the Contract and each quarter thereafter, Mr. Kelloff is to receive 15,000 shares of restricted common stock, contingent upon the continuation of the Engagement Agreement for a term of at least 6 months.

The Engagement Agreement has a term of 6 months and if not terminated at that time by either the Company or Mr. Kelloff, shall renew annually until termination by either party.

In May 1994, Mr. Kelloff received his Bachelor of Science in Petroleum Engineering from the Colorado School of Mines. He has been a member of the Society of Petroleum Engineers since 1992 and has been a member of CM Production, LLC's Board of Advisors since 2008.

From 1994 to 2000, Mr. Kelloff held several positions with Mobile Exploration and Producing U.S., Inc. where from 1994 to 1997, he worked as a Production Engineer and from 1996 to 1997, he worked as a Business Analyst. In addition, while with Mobile Exploration and Producing, U.S., from 1997 to 1999, he worked as a Production Engineer, and from 1999 to 2000, he was an Operations/Surveillance Engineer.

In 2000 till 2003 Mr. Kelloff worked as an Operations Engineer for Merit Energy Company. He was a District Engineer for Patina Oil and Gas Corporation from 2002 to 2005. From 2005 to 2006, he was a Manager - E&P Planning at Hess Corporation. He was a Director of Western Production at Petroleum Development Corporation from 2006 to 2008.

Appointment of Vice President of Land Management

On October 20, 2009, Mr. Jim Sullivan was appointed the Chief Operating Officer of the Company. Mr. Sullivan has served on the Company's Advisory Board to the Board of Directors since May 2009.

As part of Mr. Sullivan's appointment as the Vice President of Land Management of the Company, he has entered into a Consultant Engagement Agreement (" Sullivan Engagement Agreement"), effective October 15, 2009, which supersedes his prior Consultant Engagement Agreement. As part of the Engagement Agreement, Mr. Sullivan's services as Vice President of Land Management are engaged on a consultant basis, rather than an employment basis. In return for his services in the development and operations of the Company's oil and gas exploration projects, Mr. Sullivan will receive a cash fee of $600 per day for work on projects to be determined by the Board of Directors. As part of the signing of the Engagement Agreement, Mr. Sullivan is to be issued 25,000 shares of the Company's restricted common stock upon the signing of the Contract and each quarter thereafter, Mr. Sullivan is to receive 25,000 shares of restricted common stock, contingent upon the continuation of the Sullivan Engagement Agreement for a term of at least 6 months. In addition, Mr. Sullivan is to be issued an option to purchase 50,000 shares of the Company's common stock upon signing and each successive quarter an option to purchase 20,000 shares of the Company's common stock. The options are to have exercise prices equal to the close of market and terms of 5years.

The Engagement Agreement has a term of 6 months and if not terminated at that time by either the Company or Mr. Sullivan, shall renew annually until termination by either party.

Mr. Sullivan received his B.S. degree in Business from the University of Colorado at Boulder. He has also completed masters course work in finance and business evaluations at the University of Denver. He has over 35 years of experience in all phases of oil and gas land work, which has included both domestic and offshore projects. He begun providing independent land brokerage services in 1978 and currently owns Energy West Corporation. Since beginning his career, he has represented and/or collaborated with over 200 different clients and partners in various facets of land and exploration work. These relationships have culminated in leasing over 5 million acres of leasehold interest. Mr. Sullivan has also consulted for banking institutions and investment banking firms, acted as an expert witness in the area of petroleum land work and performed non-producing acreage evaluations.

                            SECTION 7 - REGULATION FD

ITEM 7.01  REGULATION FD DISCLOSURE.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On October 21, 2009, the Company issued a press release. The text of the press release is attached herewith as Exhibit 99.1.



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                            SECTION 8 - OTHER EVENTS

ITEM 8.01 - Other Events.

Appointment to Advisory Board

On October 20, 2009, the Board of Directors of the Company appointed Mr. Erwin Single to the Company's Advisory Board. As part of the Appointment, Mr. Single entered into Corporate Advisor Engagement Agreement with Mr. Single ("Advisor Agreement").

As part of the Advisor Agreement, Mr. Single is to be issued 10,000 shares of the Company's restricted common stock. In addition, the Company as agreed to pay Mr. Single $200 per hour for a maximum of 75 hours for work on projects approved by the Board of Directors. The Advisor Agreement remains in effect until terminated by either the Company or Mr. Single.

Mr. Single was employed 15 years with Shell Oil Company, advancing in technical and management capacities to the level of Division Geologist where he was responsible for all geological activities in the Rocky Mountain Region with a staff of 50 people. Since leaving Shell, Mr. Single has been a founder, director and Executive Vice President of Exploration and Production for two independent oil companies. During his career, Mr. Single was responsible for all phases of operational activity related to exploration and production. This included the management, planning, and coordination of geology, geophysics, engineering, lease acquisition, exploration and development drilling, well evaluation and completion, and production operations. He coordinated drilling operations for over 400 wells, supervised some 35 production personnel, including production engineers, drilling superintendents, field supervisors and pumpers.

As an explorationist, Mr. Single has been responsible for the development of successful exploration programs and the drilling of over 550 wells with a greater than 55% success ratio. He has been directly involved in the discovery and development of oil and natural gas in fields located in California, Colorado, Illinois, Kansas, Louisiana, Montana, New Mexico, North Dakota, Ohio, Oklahoma, Texas and Wyoming. He has also had natural gas discoveries in Colorado, Ohio, Texas and Wyoming, and been involved in the drilling of some 100 gas wells.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.        Description
     ----------         -----------

            10.1 Consultant Engagement Agreement, dated October 20, 2009, by and between the Company and Mr.Kelloff

            10.2 Consultant Engagement Agreement, dated October 20, 2009, by and between the Company and Mr.

            10.3 Corporate Advisor Engagement Agreement, dated October 1, 2009, by and between the Company

            99.1        Press Release, dated October 21,2009*
--------------------
*Filed herewith



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                    SUN RIVER ENERGY, INC.


                              By:  /s/Redgie Green
                                   ---------------
                                      Redgie Green, Chief Executive Officer


 Date:  October 21, 2009